Exhibit 99.1
N e w s   R e l e a s e

        QUICKSILVER RESOURCES INC.
        777 West Rosedale Street
Fort Worth, TX  76104
www.qrinc.com

Quicksilver Resources’ 2008 Second-Quarter Net Income Increases 65%
Fort Worth Basin Production Grows 121%

FORT WORTH, TEXAS (August 6, 2008) – Quicksilver Resources Inc. (NYSE: KWK) today reported net income for the second quarter of 2008 of $52.4 million ($.31 per diluted share), up 65% from the 2007 second-quarter net income of $31.7 million ($.19 per diluted share).  Second-quarter 2008 net income includes a non-cash pre-tax loss of $10.3 million ($.04 per diluted share) on the company’s investment in BreitBurn Energy Partners L.P.  Per share data reflects the two-for-one stock split effected in the form of a stock dividend on January 31, 2008.

Net cash from operating activities before changes in working capital, a non-GAAP measure, was $134.8 million for the second quarter of 2008, up 77% from the comparable 2007 period of $76.2 million, as presented in the attached reconciliation of Net Cash Provided by Operating Activities.

Second-Quarter 2008 Highlights

•	Increased Fort Worth Basin daily production volumes 121% year-over-year
•	Increased Canadian daily production volumes 16% year-over-year
•	Reduced unit production costs nearly 8%
•	Drilled 63 horizontal wells in the Fort Worth Basin; connected 57 wells to sales

“Efficient execution of all aspects of our development program resulted in a 75% increase in our comparable production volumes versus last year,” said Glenn Darden, Quicksilver president and chief executive officer.  “We are increasing the value of this production through ongoing cost control which has reduced our unit production costs.  We believe the combination of these efforts puts Quicksilver in the great position of being among the highest growth and lowest cost E&P companies, and that the announced acquisition of the additional Fort Worth Basin properties will further enhance this position and ultimate value for our shareholders.”

Production

For the second quarter of 2008, average daily production was approximately 236 million cubic feet of natural gas equivalent (MMcfe) per day compared to approximately 208 MMcfe per day for the same period in 2007, an increase of approximately 13%.  The 2007 quarter included production of approximately 74 MMcfe per day associated with the company’s previously owned Northeast Operations, which were divested as of November 1, 2007.  Excluding the divested volumes from the Northeast Operations, production grew more than 75% year-over-year.  Total production for the second quarter of 2008 was approximately 21.5 billion cubic feet of natural gas equivalent (Bcfe) compared to approximately 18.9 Bcfe for the second quarter of 2007.  The 2008 production volumes were comprised of approximately 67% natural gas, approximately 29% natural gas liquids (NGL) and approximately 4% crude oil and condensate.

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NEWS RELEASE

Production, on a MMcfe per day basis, by operating area, for the three months ended June 30, was as follows:

	Quarter Ended June 30,
	2008	2007	Change

Texas	170.2	76.9	121%
Other U.S.	3.1	3.4	(9)%
	173.3	80.3	116%
Canada	62.5	53.8	16%
	235.8	134.1	76%
Northeast Operations*	–	74.1
Total	235.8	208.2	13%

*The company’s Northeast Operations were divested as of November 1, 2007.

Revenues and Costs

Sales of natural gas, NGLs and crude oil increased approximately 48% to $198.1 million in the second quarter of 2008 as compared to $134.0 million in the 2007 quarter.  The increase reflects a 13% increase in equivalent daily production volumes and an approximate 30% increase in the average realized price per thousand cubic feet of equivalent (Mcfe).

Production expense of $33.6 million for the 2008 second quarter represents a $1.6 million increase from the prior-year quarter.  This increase was primarily due to increased production volumes from the Fort Worth Basin in Texas, which more than offset the costs associated with the divested production from our Northeast Operations.  Unit production expense, including production, gathering and processing, and transportation expense, was $1.56 per Mcfe during the second quarter of 2008 down $.13 per Mcfe as compared to $1.69 per Mcfe expense in the prior-year quarter.

Capital Structure

At June 30, 2008, the company’s total debt outstanding was approximately $1.3 billion and total debt as a percent of total capitalization was approximately 58%.

Income from Earnings of BreitBurn Energy

Quicksilver reported $10.3 million of pre-tax loss attributable to the company’s approximate 32% interest in BreitBurn Energy Partners L.P.’s first-quarter 2008 results.  The BreitBurn loss was primarily attributable to a $71 million non-realized loss on derivatives taken by BreitBurn in the first quarter of 2008.  Quicksilver received approximately $10.7 million of cash distributions during the second quarter of 2008 associated with the ownership of these units.

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NEWS RELEASE

Operational Update

During the second quarter of 2008 in the Barnett Shale formation of the Fort Worth Basin, the company drilled 63 (60.3 net) wells.  The company connected 57 (52.2 net) wells to sales during the quarter, including four wells at the company’s Lake Arlington project in Tarrant County which began production very late in the quarter at a combined rate of approximately 26 MMcf per day.  At June 30, 2008, the company had 13 rigs working in the basin, including three rigs dedicated to the company’s Lake Arlington project.

In Canada, drilling, completion and pipeline operations were suspended for much of the quarter due to the seasonal breakup period.  The company drilled one (0.8 net) well in the Horseshoe Canyon area during the second quarter of 2008.  Drilling activities have now resumed and the company still anticipates drilling a total of approximately 265 (165 net) wells in this area during 2008.  As a result, the company remains on track to achieve annual production growth in the range of 7% to 9% from its Canadian operations in 2008.

Total company capital expenditures for the second quarter of 2008 were approximately $306 million, with approximately 70% for drilling and completion activities, approximately 23% for midstream activities and approximately 7% for acreage purchases.

Third-Quarter 2008 Outlook

Third-quarter 2008 production volumes are expected to average in the range of 280 MMcfe to 290 MMcfe per day.  Average unit expenses, on a Mcfe basis, are expected as follows:

• Lease operating	$1.00	-	$1.05
• Gathering and processing	.21	-	.24
• Transportation	.29	-	.31
	1.50	-	1.60
• Production taxes	.13	-	.15
• General and administrative	.65	-	.70
• Depletion, depreciation & accretion	2.15	-	2.20

Projected volumes and expenses include the impact associated with the announced acquisition of properties in the Fort Worth Basin which is expected to close on August 8, 2008.

Financing Complete for Fort Worth Basin Acquisition

Quicksilver also announced that it has priced and has commitments for its $700 million second-lien term loan facility due 2013.  Net proceeds from the second-lien term loan facility will be used to partially fund the cash portion of the company’s previously announced $1.307 billion acquisition of producing and non-producing leasehold, royalty and midstream assets in the Fort Worth Basin.  The new facility will bear interest at the initial rate of LIBOR, using a minimum of 3.25%, plus 450 basis points per annum and will be issued at 98% of the principal amount.

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Conference Call

The company will host a conference call to discuss second-quarter 2008 operating and financial results and its outlook for the future at 11:00 a.m. eastern time today.

Quicksilver invites interested parties to participate in the call via the company’s website at http://www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 27095353, prior to 10:55 a.m. eastern time.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today, and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 by entering the conference ID number 27095353.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measure

This press release and the accompanying schedule include the non-generally accepted accounting principles (“non-GAAP”) financial measure of net cash from operating activities before changes in working capital.  The accompanying schedule provides a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measure should not be considered as an alternative to the GAAP measures of net cash provided by operating activities or any other GAAP measure of liquidity or financial performance.  The items excluded from our calculation of net cash flow from operating activities before working capital changes include cash items that may significantly affect our cash flows.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived, unconventional natural gas reserves, including coalbed methane, shale gas, and tight sands gas in North America.  The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

Forward-Looking Statements
The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include: the conditions to the completion of the Fort Worth Basin acquisition, as set forth in the purchase and sale agreements providing for the acquisition; the availability and terms of the financing we intend to procure in order to fund a portion of the purchase price of the Fort Worth Basin acquisition; changes in general economic conditions; fluctuations in natural gas, natural gas liquids and crude oil prices; failure or delays in achieving expected production from natural gas, natural gas liquids and crude oil exploration and development projects; effects of hedging natural gas, natural gas liquids and crude oil prices; uncertainties inherent in estimates of natural gas, natural gas liquids and crude oil reserves and predicting natural gas, natural gas liquids and crude oil reservoir performance; effects of hedging natural gas, natural gas liquids and crude oil; competitive conditions in our industry; actions taken by third parties, including operators, processors and transporters; changes in the availability and cost of capital;

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delays in obtaining oilfield equipment and increases in drilling and other service costs; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; and the effects of existing or future litigation; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Investor & Media Contact:
Rick Buterbaugh
(817) 665-4835

KWK 08-17

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In thousands, except per share data – Unaudited

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007 (1)	2008	2007 (1)
Revenues
Natural gas, NGL and crude oil sales	$198,147	$133,959	$356,503	$247,251
Other	(132)	2,542	(985)	5,830
Total revenues	198,015	136,501	355,518	253,081

Operating expenses
Oil and gas production expense	33,560	31,989	66,090	60,558
Production and ad valorem taxes	2,208	4,212	4,867	8,702
Other operating costs	728	301	1,959	1,085
Depletion, depreciation and accretion	38,920	27,905	73,979	52,499
General and administrative	15,382	10,298	30,797	19,996
Total expenses	90,798	74,705	177,692	142,840
Income from equity affiliates	-	282	-	397
Operating income	107,217	62,078	177,826	110,638
Loss from earnings of BreitBurn Energy Partners	(10,269)	-	(4,050)	-
Other (expense) income - net	(542)	767	1,058	1,368
Interest expense	14,466	18,216	26,298	33,168
Income before income taxes and minority interest	81,940	44,629	148,536	78,838
Income tax expense	28,556	12,770	52,468	24,065
Minority interest expense, net of income tax	988	128	1,496	191
Net income	$52,396	$31,731	$94,572	$54,582

Earnings per common share - basic	$0.33	$0.20	$0.60	$0.35

Earnings per common share - diluted	$0.31	$0.19	$0.56	$0.33

Basic weighted average shares outstanding	157,889	155,188	157,807	154,791

Diluted weighted average shares outstanding	169,855	168,254	169,764	168,058

(1)	Share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend in January 2008. The split did not affect treasury shares.

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except share data – Unaudited

	June 30,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$2,329	$28,226
Accounts receivable - net of allowance for doubtful accounts	116,301	90,244
Derivative assets at fair value	-	10,797
Current deferred income tax asset	97,980	18,946
Other current assets	58,012	42,188
Total current assets	274,622	190,401

Investment in BreitBurn Energy Partners	395,787	420,171
Property, plant and equipment
Oil and gas properties, full cost method (including unevaluated costs of $293,312 and $215,228, respectively)	2,213,819	1,764,400
Other property and equipment	488,827	377,946
Property, plant and equipment - net	2,702,646	2,142,346
Derivative assets at fair value	-	354
Other assets	40,232	22,574
	$3,413,287	$2,775,846

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$-	$34
Accounts payable	209,815	192,855
Income taxes payable	104	46,601
Accrued liabilities	42,289	54,981
Derivative liabilities at fair value	297,087	64,104
Total current liabilities	549,295	358,575
Long-term debt	1,288,824	813,817
Asset retirement obligations	26,326	23,864
Derivative liabilities at fair value	121,893	16,327
Other liabilities	10,609	10,609
Deferred income taxes	384,298	374,645
Deferred gain on sale of partnership interests	79,316	79,316
Minority interests in consolidated subsidiaries	29,098	30,338
Stockholders' equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 400,000,000 and 200,000,000 shares authorized respectively; 161,260,383 and 160,633,270 shares issued, respectively	1,613	1,606
Paid in capital in excess of par value	280,730	272,515
Treasury stock of 2,661,967 and 2,616,726 shares, respectively	(14,658)	(12,304)
Accumulated other comprehensive (loss) income	(205,101)	40,066
Retained earnings	861,044	766,472
Total stockholders' equity	923,628	1,068,355
	$3,413,287	$2,775,846

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NEWS RELEASE

QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands-Unaudited

	For the Six Months Ended
	June 30,
	2008	2007
Operating activities:
Net income	$94,572	$54,582
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and accretion	73,979	52,499
Deferred income taxes	51,375	23,907
Stock-based compensation	7,641	6,288
Loss from sale of properties	272	-
Amortization of deferred charges	849	1,071
Amortization of deferred loan costs	1,243	929
Minority interest expense	1,496	191
Non-cash loss (gain) from hedging and derivative activities	11,069	(981)
Non-cash loss (income) from equity affiliates	4,050	(397)
Other	272	484
Changes in assets and liabilities:
Accounts receivable	(26,057)	9,709
Other assets	(9,213)	(476)
Accounts payable	(8,566)	8,992
Income taxes payable	(46,497)	(401)
Accrued and other liabilities	(19,602)	(1,849)
Net cash provided by operating activities	136,611	154,548

Investing activities:
Purchases of property, plant and equipment	(650,458)	(442,667)
Return of investment from BreitBurn Energy Partners and equity affiliates	20,334	167
Proceeds from sales of properties and equipment	598	162
Net cash used for investing activities	(629,526)	(442,338)

Financing activities:
Issuance of senior notes	468,611	-
Credit facility borrowings - net	14,111	274,896
Debt issuance costs	(10,837)	(2,546)
Minority interest contributions	-	167
Minority interest distributions	(4,042)	-
Proceeds from exercise of stock options	1,082	12,187
Purchase of treasury stock	(2,354)	(821)
Net cash provided by financing activities	466,571	283,883

Effect of exchange rate changes in cash	447	1,884

Net decrease in cash	(25,897)	(2,023)

Cash and cash equivalents at beginning of period	28,226	5,281

Cash and cash equivalents at end of period	$2,329	$3,258

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QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Average Daily Production:
Natural Gas (Mcfd)	158,540	161,485	151,002	159,448
NGL (Bbld)	11,484	6,042	10,757	4,687
Oil (Bbld)	1,393	1,737	1,322	1,701
Total (Mcfed)	235,803	208,161	223,476	197,775

Average Realized Prices:
Natural Gas (per Mcf)	$9.02	$6.96	$8.53	$6.86
NGL (per Bbl)	$54.45	$40.52	$52.07	$38.16
Oil (per Bbl)	$88.25	$59.30	$83.15	$55.25
Total (Mcfe)	$9.23	$7.07	$8.77	$6.91

Expense per Mcfe:
Oil and gas production cost	$1.56	$1.69	$1.62	$1.69
Production and ad valorem taxes	$0.10	$0.22	$0.12	$0.24
Depletion, depreciation and accretion	$1.81	$1.47	$1.82	$1.47
General and administrative expense:
Cash expense	$0.57	$0.42	$0.60	$0.44
Stock-based compensation	0.15	0.12	0.16	0.12
Total general and administrative expense	$0.72	$0.54	$0.76	$0.56

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QUICKSILVER RESOURCES INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES BEFORE WORKING
CAPITAL CHANGES TO NET CASH PROVIDED BY OPERATING ACTIVITIES
In thousands – Unaudited

	Three Months Ended
	June 30,
	2008	2007
Net cash provided by operating activities before working capital changes	$134,799	$76,232

Working capital changes:
Accounts receivable	(20,831)	9,104
Other assets	(8,104)	3,301
Accounts payable	(13,593)	2,485
Income taxes payable	(1,353)	(7)
Accrued and other liabilities	2,409	(9,573)
Total working capital changes	(41,472)	5,310

Net cash provided by operating activities	$93,327	$81,542

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